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                               January 28, 1998



Sallie Mae Funding Corporation
777 Twin Creek Drive
Killeen, Texas 76543

     Re:  SLM Funding Corporation
          Registration Statement No. 333-44465
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Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") being filed by SLM Funding Corporation, a Delaware corporation (the "Seller"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of not to exceed $12,500,000,000 of Student Loan-Backed Notes (the "Notes") and Floating Rate Student Loan-Backed Certificates (the "Certificates"). The Certificates will be issued from time to time pursuant to trust agreements (the "Trust Agreements") to be entered into from time to time between the Seller and the trustee under the applicable Trust Agreement and holder of legal title to the Trust Student Loans (as defined in the Registration Statement) on behalf of the Trust referred to in the applicable Trust Agreement (the "Eligible Lender Trustee"). The Notes will be issued from time to time pursuant to indentures to be entered into from time to time among the applicable Trust, the applicable Eligible Lender Trustee and an indenture trustee (the "Indenture Trustee").

          In my examination, I or members of my staff have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Seller, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller, Sallie Mae and
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SLM Funding Corporation
January 28, 1998
Page 2

others. Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Appendix A to the form of Trust Agreement filed as an exhibit to the Registration Statement.

     Based upon and subject to the foregoing, and subject to the qualification that I am admitted to the practice of law in the District of Columbia only and do not purport to be qualified to render an opinion with respect to the laws of any jurisdiction other than the District of Columbia, I am of the opinion that:

          (i) Assuming that the Notes have been validly authorized and executed by the applicable Eligible Lender Trustee on behalf of the applicable Trust, the Notes, when authenticated by the applicable Indenture Trustee, issued in accordance with the provisions of the applicable Underwriting Agreement, will constitute valid and binding obligations of the applicable Trust enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except that enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (ii) Assuming that the Certificates have been validly authorized and executed by the applicable Eligible Lender Trustee on behalf of the applicable Trust, the Certificates, when issued in accordance with the provisions of the applicable Trust Agreement and delivered to and paid for by the applicable Underwriters pursuant to the applicable Underwriting Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Certificates will not be subject to any preemptive or similar rights.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                         Very truly yours,



                                         /s/  Marianne M. Keler
                                         ----------------------
                                         Marianne M. Keler
                                         General Counsel